Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CommVault Systems, Inc. Employee Stock Purchase Plan of CommVault Systems, Inc. of our reports dated May 14, 2013, with respect to the consolidated financial statements of CommVault Systems, Inc. and the effectiveness of internal control over financial reporting of CommVault Systems, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

MetroPark, New Jersey

October 31, 2013